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                                                                    EXHIBIT 32.1

   CERTIFICATION REQUIRED UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         The undersigned hereby certify that, to the best of their knowledge, based upon their review of the Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, of Southern Community Bancorp (the "Report"), that:

         (i) the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

         (ii) the information contained in the Report fairly presents in all material respects the financial condition and results of operations of the Registrant as of and for the periods presented in the Report.



Date: August 7, 2003                        /s/  CHARLIE W. BRINKLEY, JR.
                                         ----------------------------------
                                              Charlie W. Brinkley, Jr.
                                         Chairman of the Board of Directors
                                             and Chief Executive Officer
                                            (Principal Executive Officer)

Date: August 7, 2003                        /s/  STEPHEN R. JEUCK
                                         ------------------------------
                                                  Stephen R. Jeuck
                                               Chief Financial Officer
                                           (Principal Accounting Officer)